Exhibit 99.1

Harrison Street Completes the Acquisition of Campus Crest

Charlotte, NC – March 2, 2016 – Campus Crest Communities, Inc. (NYSE: CCG) (the “Company” or “Campus Crest”), today announced that it successfully closed its previously announced merger with an affiliate of Harrison Street Real Estate Capital, LLC (“Harrison Street”). As of the close of trading today, all of Campus Crest’s common stock has been delisted from the New York Stock Exchange.

Holders of shares of Campus Crest’s common stock will receive $7.018 in cash for each share of common stock held as of the closing. Prior to the closing, all of the escrowed monies related to the previously disclosed sale of the Company’s Montreal joint venture interests were released from escrow. Accordingly, it will not be necessary for the parties to issue a contingent value right for any portion of the merger consideration. Additionally, at the closing, the Company set aside sufficient funds for the redemption of the Company’s 8.0% Series A Cumulative Redeemable Preferred Stock, which will be redeemed on March 3, 2016, at a redemption price of $27.256, consisting of the par value of $25.00 per share, plus $2.256 per share of accrued but unpaid dividends.

Additionally, as previously disclosed, Campus Crest Communities, L.P., the Company’s operating partnership, will commence an offer to purchase the outstanding 4.75% Senior Exchangeable Notes due 2018 on the terms and conditions set forth in the documents related thereto and the underlying indenture.

Raymond James and Associates, Inc. acted as financial advisor to Harrison Street and DLA Piper LLP (US) acted as Harrison Street’s legal advisor. Moelis & Company LLC acted as financial advisor to Campus Crest and Kilpatrick Townsend & Stockton LLP acted as the Company’s legal advisor.

About Campus Crest Communities, Inc.

Campus Crest Communities, Inc. is a leading owner and manager of high-quality student housing properties located close to college campuses in targeted markets. It has ownership interests in 79 student housing properties with over 42,000 beds across North America. Additional information can be found on the Company's website at http://www.campuscrest.com.

About Harrison Street Real Estate Capital.

Harrison Street Real Estate Capital is a real estate private equity firm founded in 2005 by real estate veteran Christopher Merrill, Chris Galvin (former Chairman & CEO of Motorola) & Mike Galvin (former Assistant Secretary of the U.S. Commerce Department for Export Administration) that directly and through its affiliates, has approximately $8.4 billion in assets under management (AUM) through commingled funds and public securities products. The commingled funds focus exclusively on the Education, Healthcare and Storage segments of the US & European real estate markets. Since inception, the Firm has acquired or developed over $11.5 billion of real estate throughout 530 properties in 40 states including over 69,000 student housing beds, more than 17,000 senior housing units, over 6.1 million square feet of medical office space, and more than 97,000 self-storage units. For more information please visit www.harrisonst.com.

Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements, which include statements regarding the proposed merger between the Company and Harrison Street, may be identified by the inclusion of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "goal" and variations of such words and other similar expressions, and are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements, as they relate to the Company or Harrison Street, the management of either such company or the proposed merger, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. The Company intends that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the merger; legislative, regulatory and economic developments; risks related to disruption of management's attention from the Company's ongoing business operations due to the merger; the effect of the announcement of the merger on the Company's relationships with colleges and universities, relationships with tenants, operating results and business generally, and other risks and uncertainties described under "Item 1A. Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and in the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, and in other documents filed with the Securities and Exchange Commission ("SEC") by the Company. Given these uncertainties, current and prospective investors should be cautioned in their reliance on such forward-looking statements. Except as required by law, the Company disclaims any obligation to update any such factors or to publicly announce the results of any revision to any of the forward-looking statements contained herein to reflect future events or developments. A more comprehensive discussion of risks, uncertainties, financial reporting restatements, and forward-looking statements may be seen in the Company's Annual Report on Form 10-K and other periodic filings with the SEC.

Contact:

Investor Relations

(704) 496-2500

Investor.Relations@CampusCrest.com